Exhibit 99.3

EPR Properties®

The Diversified Experiential REIT℠

TOPGOLF
TOPGOLF

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

First Quarter Ended
March 31, 2022

Q1 2022 Supplemental	Page 2

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The financial results in this document reflect preliminary, unaudited results, which are not final until the Company’s Quarterly Report on Form 10-Q is filed. With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our guidance, the uncertain financial impact of the COVID-19 pandemic, our capital resources and liquidity, our pursuit of growth opportunities, the timing of transaction closings and investment spending, our expected cash flows, the performance of our customers, our expected cash collections and our results of operations and financial condition. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

NON-GAAP INFORMATION

This document contains certain non-GAAP measures. These non-GAAP measures, as calculated by the Company, are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these non-GAAP measures are not measurements of financial performance or liquidity under GAAP and should not be considered alternatives to the Company's other financial information determined under GAAP. See pages 24 through 26 for definitions of certain non-GAAP financial measures used in this document and the reconciliations of certain non-GAAP measures on pages 9 and 10 and in the Appendix on pages 27 through 31.

Q1 2022 Supplemental	Page 3

COMPANY PROFILE

THE COMPANY	COMPANY STRATEGY
EPR Properties ("we," "us," "our," "EPR" or the "Company") is a self-administered and self-managed real estate investment trust. EPR was formed in August 1997 as a Maryland real estate investment trust ("REIT"), and an initial public offering was completed on November 18, 1997.	Our primary business objective is to enhance shareholder value by achieving predictable growth in Funds from Operations As Adjusted ("FFOAA") and dividends per share.
Our strategic growth is focused on acquiring or developing a diversified portfolio of experiential real estate venues which create value by facilitating out of home congregate entertainment, recreation and leisure experiences where consumers choose to spend their discretionary time and money. This strategy is driven by the long-term trends of the growing experience economy.
Since that time, the Company has been a leading Experiential net lease REIT, specializing in select enduring experiential properties. We are focused on growing our Experiential portfolio with properties that offer a variety of enduring, congregate entertainment, recreation and leisure activities. Separately, our Education portfolio is a legacy investment that provides additional geographic and operator diversity.
This focus is consistent with our depth of knowledge across each of our property types, creating a competitive advantage that allows us to more quickly identify key market trends. We deliberately apply information and our ingenuity to target properties that represent logical extensions within each of our existing property types or potential future investments.

EXPERIENTIAL PORTFOLIO

- Theatres
- Eat & Play
- Ski
- Attractions
- Experiential Lodging
- Gaming
- Fitness & Wellness
- Cultural
- Live Venues

EDUCATION PORTFOLIO

- Private Schools
- Early Childhood

As part of our strategic planning and portfolio management process we assess new opportunities against the following underwriting principles:

BUILDING THE PREMIER EXPERIENTIAL REAL ESTATE PORTFOLIO

Q1 2022 Supplemental	Page 4

INVESTOR INFORMATION

SENIOR MANAGEMENT

Greg Silvers	Mark Peterson
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

Craig Evans	Greg Zimmerman
Executive Vice President, General Counsel and Secretary	Executive Vice President and Chief Investment Officer

Tonya Mater	Elizabeth Grace
Senior Vice President and Chief Accounting Officer	Senior Vice President - Human Resources and Administration

COMPANY INFORMATION

CORPORATE HEADQUARTERS	TRADING SYMBOLS
909 Walnut Street, Suite 200	Common Stock:
Kansas City, MO 64106	EPR
888-EPR-REIT	Preferred Stock:
www.eprkc.com	EPR-PrC
EPR-PrE
STOCK EXCHANGE LISTING	EPR-PrG
New York Stock Exchange

EQUITY RESEARCH COVERAGE

Bank of America Merrill Lynch	Jeffrey Spector/Joshua Dennerlein	646-855-1363
Citi Global Markets	Michael Bilerman	212-816-4471
Janney Montgomery Scott	Rob Stevenson	646-840-3217
J.P. Morgan	Anthony Paolone/Nikita Bely	212-622-6682
Kansas City Capital Associates	Jonathan Braatz	816-932-8019
Keybanc Capital Markets	Jordan Sadler/Todd Thomas	917-368-2286
Ladenburg Thalmann	John Massocca	212-409-2056
Raymond James & Associates	RJ Milligan	727-567-2585
RBC Capital Markets	Michael Carroll	440-715-2649
Stifel	Simon Yarmak	443-224-1345
Truist	Ki Bin Kim	212-303-4124

EPR Properties is followed by the analysts identified above. Please note that any opinions, estimates, forecasts or recommendations regarding EPR Properties’ performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or recommendations of EPR Properties or its management. EPR Properties does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Q1 2022 Supplemental	Page 5

SELECTED FINANCIAL INFORMATION
(UNAUDITED, DOLLARS AND SHARES IN THOUSANDS)

	THREE MONTHS ENDED MARCH 31,
Operating Information:	2022	2021
Revenue	$157,472	$111,765
Net income (loss) available to common shareholders of EPR Properties	36,159	(2,654)
EBITDAre (1)	122,773	84,490
Adjusted EBITDAre (1)	124,162	82,246
Interest expense, net	33,260	39,194
Capitalized interest	200	595
Straight-lined rental revenue	595	1,288
Dividends declared on preferred shares	6,033	6,034
Dividends declared on common shares	58,099	—
General and administrative expense	13,224	11,336

	MARCH 31,
Balance Sheet Information:	2022	2021
Total assets	$5,818,070	$6,208,102
Accumulated depreciation	1,206,317	1,101,727
Cash and cash equivalents	323,761	538,077
Total assets before accumulated depreciation less cash and cash equivalents (gross assets)	6,700,626	6,771,752
Debt	2,805,853	3,171,193
Deferred financing costs, net	35,376	35,036
Net debt (1)	2,517,468	2,668,152
Equity	2,601,114	2,634,733
Common shares outstanding	74,968	74,767
Total market capitalization (using EOP closing price)	6,989,981	6,522,602
Net debt/gross assets ratio (1)	38%	39%
Net debt/Adjusted EBITDAre ratio (1) (2)	5.1	Footnote 3

(1) See pages 24 through 26 for definitions. See calculation as applicable on page 30.
(2) Adjusted EBITDAre in this calculation is for the three month period multiplied times four. See pages 24 through 26 for definitions. See calculation on page 30.
(3) Not presented as this ratio is not meaningful given the disruption caused by COVID-19 and the associated accounting for tenant rent deferrals and other lease modifications.

Q1 2022 Supplemental	Page 6

SELECTED BALANCE SHEET INFORMATION
(UNAUDITED, DOLLARS IN THOUSANDS)

ASSETS	1ST QUARTER 2022	4TH QUARTER 2021	3RD QUARTER 2021	2ND QUARTER 2021	1ST QUARTER 2021	4TH QUARTER 2020
Real estate investments	$5,945,204	$5,880,825	$5,943,074	$5,965,061	$5,902,833	$5,913,389
Less: accumulated depreciation	(1,206,317)	(1,167,734)	(1,142,513)	(1,130,409)	(1,101,727)	(1,062,087)
Land held for development	20,168	20,168	21,875	23,225	23,225	23,225
Property under development	10,885	42,362	20,166	35,082	94,822	57,630
Operating lease right-of-use assets	177,174	180,808	175,987	179,354	179,113	163,766
Mortgage notes and related accrued interest receivable	370,021	370,159	369,134	366,064	364,969	365,628
Investment in joint ventures	36,564	36,670	38,729	27,476	28,313	28,208
Cash and cash equivalents	323,761	288,822	144,433	509,836	538,077	1,025,577
Restricted cash	2,956	1,079	5,142	3,570	5,928	2,433
Accounts receivable	60,704	78,073	80,491	91,319	97,517	116,193
Other assets	76,950	69,918	64,639	71,634	75,032	70,223
Total assets	$5,818,070	$5,801,150	$5,721,157	$6,142,212	$6,208,102	$6,704,185

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued liabilities	$92,999	$73,462	$87,021	$103,778	$95,085	$105,379
Operating lease liabilities	215,112	218,795	214,065	217,575	217,448	202,223
Common dividends payable	20,946	18,896	18,802	54	44	36
Preferred dividends payable	6,033	6,034	6,033	6,033	6,034	6,034
Unearned rents and interest	76,013	61,559	79,692	79,992	83,565	65,485
Line of credit	—	—	—	—	90,000	590,000
Deferred financing costs, net	(35,376)	(36,864)	(32,166)	(34,744)	(35,036)	(35,552)
Other debt	2,841,229	2,841,229	2,716,229	3,116,229	3,116,229	3,139,995
Total liabilities	3,216,956	3,183,111	3,089,676	3,488,917	3,573,369	4,073,600
Equity:
Common stock and additional paid-in-capital	3,887,065	3,877,639	3,873,599	3,869,687	3,865,243	3,858,451
Preferred stock at par value	148	148	148	148	148	148
Treasury stock	(269,608)	(264,817)	(264,679)	(264,660)	(263,982)	(261,238)
Accumulated other comprehensive income	10,471	9,955	9,625	5,265	2,978	216
Distributions in excess of net income	(1,026,962)	(1,004,886)	(987,212)	(957,145)	(969,654)	(966,992)
Total equity	2,601,114	2,618,039	2,631,481	2,653,295	2,634,733	2,630,585
Total liabilities and equity	$5,818,070	$5,801,150	$5,721,157	$6,142,212	$6,208,102	$6,704,185

Q1 2022 Supplemental	Page 7

SELECTED OPERATING DATA
(UNAUDITED, DOLLARS IN THOUSANDS)

	1ST QUARTER 2022	4TH QUARTER 2021	3RD QUARTER 2021	2ND QUARTER 2021	1ST QUARTER 2021	4TH QUARTER 2020
Rental revenue	$139,603	$137,345	$123,040	$115,883	$102,614	$84,011
Other income	9,305	9,014	8,091	1,033	678	968
Mortgage and other financing income	8,564	8,547	8,516	8,446	8,473	8,433
Total revenue	157,472	154,906	139,647	125,362	111,765	93,412

Property operating expense	13,939	12,933	13,815	14,678	15,313	16,406
Other expense	8,097	8,313	7,851	3,025	2,552	1,462
General and administrative expense	13,224	10,496	11,154	11,376	11,336	11,142
Severance expense	—	—	—	—	—	2,868
Costs associated with loan refinancing or payoff	—	20,469	4,741	—	241	812
Interest expense, net	33,260	34,005	36,584	38,312	39,194	42,838
Transaction costs	2,247	60	2,132	662	548	814
Credit loss (benefit) expense	(306)	(2,295)	(14,096)	(2,819)	(2,762)	20,312
Impairment charges	4,351	—	2,711	—	—	22,832
Depreciation and amortization	40,044	40,294	42,612	40,538	40,326	42,014
Income (loss) before equity in loss from joint ventures and other items	42,616	30,631	32,143	19,590	5,017	(68,088)
Equity in loss from joint ventures	(106)	(2,059)	(418)	(1,151)	(1,431)	(1,364)
Gain on sale of real estate	—	16,382	787	511	201	49,877
Income tax expense	(318)	(397)	(395)	(398)	(407)	(402)
Net income (loss)	42,192	44,557	32,117	18,552	3,380	(19,977)
Preferred dividend requirements	(6,033)	(6,034)	(6,033)	(6,033)	(6,034)	(6,034)
Net income (loss) available to common shareholders of EPR Properties	$36,159	$38,523	$26,084	$12,519	$(2,654)	$(26,011)

Q1 2022 Supplemental	Page 8

FUNDS FROM OPERATIONS AND FUNDS FROM OPERATIONS AS ADJUSTED
(UNAUDITED, DOLLARS IN THOUSANDS EXCEPT PER SHARE INFORMATION)
FUNDS FROM OPERATIONS ("FFO") (1):	1ST QUARTER 2022	4TH QUARTER 2021	3RD QUARTER 2021	2ND QUARTER 2021	1ST QUARTER 2021	4TH QUARTER 2020
Net income (loss) available to common shareholders of EPR Properties	$36,159	$38,523	$26,084	$12,519	$(2,654)	$(26,011)
Gain on sale of real estate	—	(16,382)	(787)	(511)	(201)	(49,877)
Impairment of real estate investments, net	4,351	—	2,711	—	—	22,832
Real estate depreciation and amortization	39,827	40,095	42,415	40,332	40,109	41,786
Allocated share of joint venture depreciation	1,487	1,561	966	459	354	361
FFO available to common shareholders of EPR Properties	$81,824	$63,797	$71,389	$52,799	$37,608	$(10,909)
FFO available to common shareholders of EPR Properties	$81,824	$63,797	$71,389	$52,799	$37,608	$(10,909)
Add: Preferred dividends for Series C preferred shares	1,938	—	—	—	—	—
Add: Preferred dividends for Series E preferred shares	1,939	—	—	—	—	—
Diluted FFO available to common shareholders of EPR Properties	$85,701	$63,797	$71,389	$52,799	$37,608	$(10,909)

FUNDS FROM OPERATIONS AS ADJUSTED ("FFOAA") (1):
FFO available to common shareholders of EPR Properties	$81,824	$63,797	$71,389	$52,799	$37,608	$(10,909)
Costs associated with loan refinancing or payoff	—	20,469	4,741	—	241	812
Transaction costs	2,247	60	2,132	662	548	814
Severance expense	—	—	—	—	—	2,868
Credit loss (benefit) expense	(306)	(2,295)	(14,096)	(2,819)	(2,762)	20,312
Gain on insurance recovery (included in other income)	(552)	(1,151)	—	—	(30)	(809)
FFO as adjusted available to common shareholders of EPR Properties	$83,213	$80,880	$64,166	$50,642	$35,605	$13,088
FFO as adjusted available to common shareholders of EPR Properties	$83,213	$80,880	$64,166	$50,642	$35,605	$13,088
Add: Preferred dividends for Series C preferred shares	1,938	1,938	—	—	—	—
Add: Preferred dividends for Series E preferred shares	1,939	1,939	—	—	—	—
Diluted FFO as adjusted available to common shareholders of EPR Properties	$87,090	$84,757	$64,166	$50,642	$35,605	$13,088
FFO per common share:
Basic	$1.09	$0.85	$0.95	$0.71	$0.50	$(0.15)
Diluted	1.09	0.85	0.95	0.71	0.50	(0.15)
FFO as adjusted per common share:
Basic	$1.11	$1.08	$0.86	$0.68	$0.48	$0.18
Diluted	1.10	1.08	0.86	0.68	0.48	0.18
Shares used for computation (in thousands):
Basic	74,843	74,806	74,804	74,781	74,627	74,615
Diluted	75,047	74,808	74,911	74,870	74,669	74,615
Effect of dilutive Series C preferred shares	2,241	2,237	—	—	—	—
Effect of dilutive Series E preferred shares	1,664	1,664	—	—	—	—
Adjusted weighted-average shares outstanding-diluted Series C and Series E	78,952	78,709	74,911	74,870	74,669	74,615
(1) See pages 24 through 26 for definitions.

Q1 2022 Supplemental	Page 9

ADJUSTED FUNDS FROM OPERATIONS
(UNAUDITED, DOLLARS IN THOUSANDS EXCEPT PER SHARE INFORMATION)
ADJUSTED FUNDS FROM OPERATIONS ("AFFO") (1):	1ST QUARTER 2022	4TH QUARTER 2021	3RD QUARTER 2021	2ND QUARTER 2021	1ST QUARTER 2021	4TH QUARTER 2020
FFO available to common shareholders of EPR Properties	$81,824	$63,797	$71,389	$52,799	$37,608	$(10,909)
Adjustments:
Costs associated with loan refinancing or payoff	—	20,469	4,741	—	241	812
Transaction costs	2,247	60	2,132	662	548	814
Credit loss (benefit) expense	(306)	(2,295)	(14,096)	(2,819)	(2,762)	20,312
Severance expense	—	—	—	—	—	2,868
Gain on insurance recovery (included in other income)	(552)	(1,151)	—	—	(30)	(809)
Non-real estate depreciation and amortization	217	199	197	206	217	228
Deferred financing fees amortization	2,071	2,335	2,210	1,574	1,547	1,823
Share-based compensation expense to management and trustees	4,245	3,685	3,759	3,675	3,784	3,437
Amortization of above/below market leases, net and tenant allowances	(87)	(92)	(98)	(99)	(96)	(96)
Maintenance capital expenditures (2)	(1,351)	(1,718)	(690)	(1,467)	(756)	(247)
Straight-lined rental revenue	(595)	(1,974)	(981)	(1,420)	(1,289)	(898)
Straight-lined ground sublease expense	248	89	98	111	84	150
Non-cash portion of mortgage and other financing income	(116)	(114)	55	(216)	(171)	(133)
AFFO available to common shareholders of EPR Properties	$87,845	$83,290	$68,716	$53,006	$38,925	$17,352

AFFO available to common shareholders of EPR Properties	$87,845	$83,290	$68,716	$53,006	$38,925	$17,352
Add: Preferred dividends for Series C preferred shares	1,938	1,938	—	—	—	—
Add: Preferred dividends for Series E preferred shares	1,939	1,939	—	—	—	—
Diluted AFFO available to common shareholders of EPR Properties	$91,722	$87,167	$68,716	$53,006	$38,925	$17,352

Weighted average diluted shares outstanding (in thousands)	75,047	74,808	74,911	74,870	74,669	74,615
Effect of dilutive Series C preferred shares	2,241	2,237	—	—	—	—
Effect of dilutive Series E preferred shares	1,664	1,664	—	—	—	—
Adjusted weighted-average shares outstanding-diluted	78,952	78,709	74,911	74,870	74,669	74,615

AFFO per diluted common share	$1.16	$1.11	$0.92	$0.71	$0.52	$0.23
Dividends declared per common share	$0.775	$0.750	$0.750	$—	$—	$—
AFFO payout ratio (3)	67%	68%	82%	—%	—%	—%

(1) See pages 24 through 26 for definitions.
(2) Includes maintenance capital expenditures and certain second generation tenant improvements and leasing commissions.
(3) AFFO payout ratio is calculated by dividing dividends declared per common share by AFFO per diluted common share. The monthly cash dividend to common shareholders was temporarily suspended following the common share dividend paid on May 15, 2020 to shareholders of record as of April 30, 2020. On July 13, 2021, following termination of the Covenant Relief Period, the Company resumed regular monthly cash dividends to common shareholders.

Q1 2022 Supplemental	Page 10

CAPITAL STRUCTURE AS OF MARCH 31, 2022
(UNAUDITED, DOLLARS IN THOUSANDS)

CONSOLIDATED DEBT
PRINCIPAL PAYMENTS DUE ON DEBT:
	BONDS/TERM LOAN/OTHER (1)	UNSECURED CREDIT FACILITY (2)	UNSECURED SENIOR NOTES		TOTAL	WEIGHTED AVG INTEREST RATE
YEAR
2022	$—	$—	$—		$—	—%
2023	—	—	—		—	—%
2024	—	—	136,637		136,637	4.35%
2025	—	—	300,000		300,000	4.50%
2026	—	—	629,597		629,597	4.70%
2027	—	—	450,000		450,000	4.50%
2028	—	—	400,000		400,000	4.95%
2029	—	—	500,000		500,000	3.75%
2030	—	—	—		—	—%
2031	—	—	400,000	(2)	400,000	3.60%
2032	—	—	—		—	—%
Thereafter	24,995	—	—		24,995	1.39%
Less: deferred financing costs, net	—	—	—		(35,376)	—%
	$24,995	$—	$2,816,234		$2,805,853	4.31%

		BALANCE	WEIGHTED AVG INTEREST RATE		WEIGHTED AVG MATURITY
Fixed rate unsecured debt		$2,816,234	4.30%		5.78
Fixed rate secured debt (1)		24,995	1.39%		25.33
Less: deferred financing costs, net		(35,376)	—%		—
Total		$2,805,853	4.31%		6.00

(1) Includes $25 million of secured bonds that have been fixed through interest rate swaps through September 30, 2024.
(2) Unsecured Revolving Credit Facility Summary:
		BALANCE			RATE
	COMMITMENT	AT 3/31/2022	MATURITY		AT 3/31/2022

	$1,000,000	$—	October 6, 2025		1.657%

Note: This facility will mature on October 6, 2025 and has two six-month extensions available at the Company's option and includes an accordion feature pursuant to which the maximum borrowing amount can be increased from $1.0 billion to $2.0 billion, in each case, subject to certain terms and conditions.

Q1 2022 Supplemental	Page 11

CAPITAL STRUCTURE AS OF MARCH 31, 2022 AND DECEMBER 31, 2021
(UNAUDITED, DOLLARS IN THOUSANDS)

CONSOLIDATED DEBT (continued)

SUMMARY OF DEBT:	March 31, 2022	December 31, 2021

Senior unsecured notes payable, 4.35%, due August 22, 2024	136,637	136,637
Senior unsecured notes payable, 4.50%, due April 1, 2025	300,000	300,000
Senior unsecured notes payable, 4.56%, due August 22, 2026	179,597	179,597
Senior unsecured notes payable, 4.75%, due December 15, 2026	450,000	450,000
Senior unsecured notes payable, 4.50%, due June 1, 2027	450,000	450,000
Senior unsecured notes payable, 4.95%, due April 15, 2028	400,000	400,000
Senior unsecured notes payable, 3.75%, due August 15, 2029	500,000	500,000
Senior unsecured notes payable, 3.60%, due November 15, 2031	400,000	400,000
Bonds payable, variable rate, fixed at 1.39% through September 30, 2024, due August 1, 2047	24,995	24,995
Less: deferred financing costs, net	(35,376)	(36,864)
Total debt	$2,805,853	$2,804,365

Q1 2022 Supplemental	Page 12

CAPITAL STRUCTURE
SENIOR NOTES

SENIOR DEBT RATINGS AS OF MARCH 31, 2022

Moody's	Baa3 (stable)
Fitch	BBB- (stable)
Standard and Poor's	BBB- (stable)

SUMMARY OF COVENANTS

The Company had outstanding public senior unsecured notes with fixed interest rates of 3.60%, 3.75%, 4.50%, 4.75% and 4.95% at March 31, 2022. Interest on these notes is paid semiannually. These public senior unsecured notes contain various covenants, including: (i) a limitation on incurrence of any debt that would cause the Company's debt to adjusted total assets ratio to exceed 60%; (ii) a limitation on incurrence of any secured debt which would cause the Company’s secured debt to adjusted total assets ratio to exceed 40%; (iii) a limitation on incurrence of any debt which would cause the Company’s debt service coverage ratio to be less than 1.5 times; and (iv) the maintenance at all times of total unencumbered assets not less than 150% of the Company’s outstanding unsecured debt.

The following is a summary of the key financial covenants for the Company's 3.60%, 3.75%, 4.50%, 4.75% and 4.95% public senior unsecured notes, as defined and calculated per the terms of the notes. These calculations, which are not based on U.S. generally accepted accounting principles, or GAAP, measurements, are presented to investors to show the Company's ability to incur additional debt under the terms of the senior unsecured notes only and are not measures of the Company's liquidity or performance. The actual amounts as of March 31, 2022 and December 31, 2021 are:

		Actual	Actual
NOTE COVENANTS	Required	1st Quarter 2022 (1)	4th Quarter 2021 (1)
Limitation on incurrence of total debt (Total Debt/Total Assets)	≤ 60%	41%	41%
Limitation on incurrence of secured debt (Secured Debt/Total Assets)	≤ 40%	—%	—%
Limitation on incurrence of debt: Debt service coverage (Consolidated Income Available for Debt Service/Annual Debt Service) - trailing twelve months	≥ 1.5 x	3.3x	2.8x
Maintenance of total unencumbered assets (Unencumbered Assets/Unsecured Debt)	≥ 150% of unsecured debt	234%	232%

(1) See page 14 for details of calculations.

Q1 2022 Supplemental	Page 13

CAPITAL STRUCTURE
SENIOR NOTES
(UNAUDITED, DOLLARS IN THOUSANDS)

COVENANT CALCULATIONS

TOTAL ASSETS:	March 31, 2022		TOTAL DEBT:		March 31, 2022
Total Assets per balance sheet	$5,818,070		Secured debt obligations		$24,995
Add: accumulated depreciation	1,206,317		Unsecured debt obligations:
Less: intangible assets, net	(39,133)		Unsecured debt		2,816,234
Total Assets	$6,985,254		Outstanding letters of credit		—
			Guarantees		—
TOTAL UNENCUMBERED ASSETS:	March 31, 2022		Derivatives at fair market value, net, if liability		6,979
Unencumbered real estate assets, gross	$6,252,636		Total unsecured debt obligations:		2,823,213
Cash and cash equivalents	323,761		Total Debt		$2,848,208
Land held for development	20,168
Property under development	10,885
Total Unencumbered Assets	$6,607,450

CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE:	1ST QUARTER 2022	4TH QUARTER 2021	3RD QUARTER 2021	2ND QUARTER 2021	TRAILING TWELVE MONTHS
Adjusted EBITDAre	$124,162	$122,660	$108,356	$96,437	$451,615
Less: straight-line revenue, net, included in adjusted EBITDAre	(595)	(1,974)	(981)	(1,420)	(4,970)
CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE	$123,567	$120,686	$107,375	$95,017	$446,645

ANNUAL DEBT SERVICE:
Interest expense, gross	$33,483	$34,251	$36,841	$38,869	$143,444
Less: deferred financing fees amortization	(2,071)	(2,335)	(2,210)	(1,574)	(8,190)
ANNUAL DEBT SERVICE	$31,412	$31,916	$34,631	$37,295	$135,254

DEBT SERVICE COVERAGE	3.9	3.8	3.1	2.5	3.3

Q1 2022 Supplemental	Page 14

CAPITAL STRUCTURE AS OF MARCH 31, 2022
(UNAUDITED, DOLLARS IN THOUSANDS EXCEPT SHARE INFORMATION)

EQUITY
SECURITY	SHARES OUTSTANDING	PRICE PER SHARE AT MARCH 31, 2022	LIQUIDATION PREFERENCE	DIVIDEND RATE	CONVERTIBLE	CONVERSION RATIO AT MARCH 31, 2022	CONVERSION PRICE AT MARCH 31, 2022

Common shares	74,968,098	$54.71	N/A	(1)	N/A	N/A	N/A
Series C	5,392,916	$25.83	$134,823	5.750%	Y	0.4155	$60.17
Series E	3,447,381	$33.20	$86,185	9.000%	Y	0.4826	$51.80
Series G	6,000,000	$24.00	$150,000	5.750%	N	N/A	N/A

(1) Total monthly dividends declared in the first quarter of 2022 were $0.775 per share.

Q1 2022 Supplemental	Page 15

SUMMARY OF RATIOS
(UNAUDITED)

	1ST QUARTER 2022	4TH QUARTER 2021	3RD QUARTER 2021	2ND QUARTER 2021	1ST QUARTER 2021	4TH QUARTER 2020
Net debt to gross assets ratio (1)	38%	38%	38%	39%	39%	40%

Net debt/Adjusted EBITDAre ratio (1)(2)	5.1	5.2	Footnote 7	Footnote 7	Footnote 7	Footnote 7

Interest coverage ratio (3)	3.7	3.5	Footnote 7	Footnote 7	Footnote 7	Footnote 7

Fixed charge coverage ratio (3)	3.2	3.0	Footnote 7	Footnote 7	Footnote 7	Footnote 7

Debt service coverage ratio (3)	3.7	3.5	Footnote 7	Footnote 7	Footnote 7	Footnote 7

FFO payout ratio (4) (8)	71%	88%	79%	—%	—%	—%

FFO as adjusted payout ratio (5) (8)	70%	69%	87%	—%	—%	—%

AFFO payout ratio (6) (8)	67%	68%	82%	—%	—%	—%

(1) See pages 24 through 26 for definitions.
(2) Adjusted EBITDAre is for the quarter multiplied times four. See calculation on page 30.
(3) See page 28 for detailed calculation.
(4) FFO payout ratio is calculated by dividing dividends declared per common share by FFO per diluted common share.
(5) FFO as adjusted payout ratio is calculated by dividing dividends declared per common share by FFO as adjusted per diluted common share.
(6) AFFO payout ratio is calculated by dividing dividends declared per common share by AFFO per diluted common share.
(7) Not presented as this ratio is not meaningful given the disruption caused by COVID-19 and the associated accounting for tenant rent deferrals and other lease modifications.
(8) The monthly cash dividend to common shareholders was temporarily suspended following the common share dividend paid on May 15, 2020 to shareholders of record as of April 30, 2020. On July 13, 2021, following termination of the Covenant Relief Period, the Company resumed regular monthly cash dividends to common shareholders.

Q1 2022 Supplemental	Page 16

SUMMARY OF MORTGAGE NOTES RECEIVABLE
(UNAUDITED, DOLLARS IN THOUSANDS)
				CARRYING AMOUNT AS OF (1)
DESCRIPTION	INTEREST RATE	PAYOFF DATE/MATURITY DATE	OUTSTANDING PRINCIPAL AMOUNT OF MORTGAGE	MARCH 31, 2022	DECEMBER 31, 2021
Attraction property Powells Point, North Carolina	7.75%	6/30/2025	$28,864	$28,695	$28,243
Fitness & wellness property Omaha, Nebraska	7.85%	1/3/2027	10,905	10,952	10,940
Fitness & wellness property Merriam, Kansas	7.55%	7/31/2029	9,090	9,171	9,159
Ski property Girdwood, Alaska	8.20%	12/31/2029	45,599	45,623	45,877
Fitness & wellness property Omaha, Nebraska	7.85%	6/30/2030	10,539	10,602	10,615
Experiential lodging property Nashville, Tennessee	7.01%	9/30/2031	71,223	71,277	70,896
Eat & play property Austin, Texas	11.31%	6/1/2033	10,629	10,629	10,874
Ski property West Dover and Wilmington, Vermont	11.96%	12/1/2034	51,050	51,049	51,047
Four ski properties Ohio and Pennsylvania	11.07%	12/1/2034	37,562	37,538	37,519
Ski property Chesterland, Ohio	11.55%	12/1/2034	4,550	4,529	4,516
Ski property Hunter, New York	8.88%	1/5/2036	21,000	21,000	21,000
Eat & play property Midvale, Utah	10.25%	5/31/2036	17,505	17,505	17,639
Eat & play property West Chester, Ohio	9.75%	8/1/2036	18,068	18,066	18,198
Fitness & wellness property Fort Collins, Colorado	7.85%	1/31/2038	10,292	10,048	10,277
Early childhood education center Lake Mary, Florida	7.98%	5/9/2039	4,200	4,337	4,329
Eat & play property Eugene, Oregon	8.13%	6/17/2039	14,700	15,018	14,996
Early childhood education center Lithia, Florida	8.58%	10/31/2039	3,959	3,982	4,034
Total			$369,735	$370,021	$370,159

(1) Amounts include accrued interest and are net of allowance for credit losses.

Q1 2022 Supplemental	Page 17

INVESTMENT SPENDING AND DISPOSITION SUMMARIES
(UNAUDITED, DOLLARS IN THOUSANDS)

INVESTMENT SPENDING THREE MONTHS ENDED MARCH 31, 2022
INVESTMENT TYPE	TOTAL INVESTMENT SPENDING	NEW DEVELOPMENT	RE-DEVELOPMENT	ASSET ACQUISITION	MORTGAGE NOTES OR NOTES RECEIVABLE	INVESTMENT IN JOINT VENTURES
Theatres	$45	$5	$40	$—	$—	$—
Eat & Play	2,899	2,793	106	—	—	—
Attractions	300	—	300	—	—	—
Experiential Lodging	1,256	309	299	—	—	648
Cultural	5	—	5	—	—	—
Fitness & Wellness	19,858	—	—	19,858	—	—
Total Experiential	24,363	3,107	750	19,858	—	648

Total Education	—	—	—	—	—	—

Total Investment Spending	$24,363	$3,107	$750	$19,858	$—	$648

Note: The Company had no significant dispositions during the three months ended March 31, 2022.

Q1 2022 Supplemental	Page 18

PROPERTY UNDER DEVELOPMENT - INVESTMENT SPENDING ESTIMATES AT MARCH 31, 2022 (1)
(UNAUDITED, DOLLARS IN THOUSANDS)

	MARCH 31, 2022		OWNED BUILD-TO-SUIT SPENDING ESTIMATES
	PROPERTY UNDER DEVELOPMENT	# OF PROJECTS	2ND QUARTER 2022	3RD QUARTER 2022	4TH QUARTER 2022	1ST QUARTER 2023	THEREAFTER	TOTAL EXPECTED COSTS (2)	% LEASED
Total Build-to-Suit (3)	$5,432	4	$3,625	$9,263	$9,263	$11,589	$—	$39,172	100%
Non Build-to-Suit Development	5,453
Total Property Under Development	$10,885

		MARCH 31, 2022	OWNED BUILD-TO-SUIT IN-SERVICE ESTIMATES
		# OF PROJECTS	2ND QUARTER 2022	3RD QUARTER 2022	4TH QUARTER 2022	1ST QUARTER 2023	THEREAFTER	TOTAL IN-SERVICE (2)	ACTUAL IN-SERVICE 1ST QUARTER 2022
Total Build-to-Suit		4	$1,545	$2,248	$4,976	$30,403	$—	$39,172	$48,241

	MARCH 31, 2022		MORTGAGE BUILD-TO-SUIT SPENDING ESTIMATES
	MORTGAGE NOTES RECEIVABLE	# OF PROJECTS	2ND QUARTER 2022	3RD QUARTER 2022	4TH QUARTER 2022	1ST QUARTER 2023	THEREAFTER	TOTAL EXPECTED COSTS (2)
Total Build-to-Suit Mortgage Notes	$56,225	2	$126	$2,500	$2,500	$2,500	$3,877	$67,728
Non Build-to-Suit Mortgage Notes	313,796
Total Mortgage Notes Receivable	$370,021

(1) This schedule includes only those properties for which the Company has commenced construction as of March 31, 2022.
(2) "Total Expected Costs" and "Total In-Service" each reflect the total capital costs expected to be funded by the Company through completion (including capitalized interest or accrued interest as applicable).
(3) Total Build-to-Suit excludes property under development related to the Company's real estate joint ventures that own an experiential lodging property in Warrens, Wisconsin. The Company's spending for these joint ventures is estimated at $4.2 million for 2022.
Note: This schedule includes future estimates for which the Company can give no assurance as to timing or amounts. Development projects have risks. See Item 1A - "Risk Factors" in the Company's most recent Annual Report on Form 10-K and, to the extent applicable, the Company's Quarterly Reports on Form 10-Q.

Q1 2022 Supplemental	Page 19

PORTFOLIO DETAIL AS OF MARCH 31, 2022
(UNAUDITED)

PROPERTY TYPE	PROPERTIES	OPERATORS		CONTRACTUAL CASH REVENUE (1)		STRATEGIC FOCUS

Theatres (2)	175	18		43%		Reduce
Eat & Play	57	8	(3)	29%		Grow
Attractions	18	5		7%		Grow
Ski	11	3		7%		Grow
Experiential Lodging	8	2		4%		Grow
Gaming	1	1		1%		Grow
Cultural	3	2		1%		Grow
Fitness & Wellness	8	3		1%		Grow
EXPERIENTIAL PORTFOLIO	281	42		93%

Early Childhood Education	65	7		5%	(4)	Reduce
Private schools	9	1		2%		Reduce
EDUCATION PORTFOLIO	74	8		7%

TOTAL PORTFOLIO	355	50		100%

(1) Contractual cash revenue is an operational measure and represents aggregate cash payments to which the Company is entitled under existing contracts, excluding the impact of any temporary abatements or deferrals, percentage rent (rents received over base amounts), non-cash revenue, and revenue from taxable REIT subsidiaries (TRSs) and investments in joint ventures.

(2) Excludes seven theatres located in Entertainment Districts (included in Eat & Play)
(3) Excludes non-theatre operators at Entertainment districts
(4) Increase of 2% versus the quarter ending December 31, 2021 is due to a restructured lease related to an early childhood education tenant in which base rent increased (base rent is included in contractual cash revenue) and percentage rent decreased (percentage rent is excluded from contractual cash revenue).

Q1 2022 Supplemental	Page 20

LEASE EXPIRATIONS
AS OF MARCH 31, 2022
(UNAUDITED, DOLLARS IN THOUSANDS)

YEAR	TOTAL NUMBER OF PROPERTIES	RENTAL REVENUE FOR THE TRAILING TWELVE MONTHS ENDED MARCH 31, 2022 (1)	% OF TOTAL REVENUE
2022	1	$1,586	—%
2023	2	953	—%
2024	6	9,410	2%
2025	2	2,654	—%
2026	3	7,349	1%
2027	8	20,006	4%
2028	12	19,241	3%
2029	12	15,744	3%
2030	22	26,822	5%
2031	13	14,234	3%
2032	20	23,781	4%
2033	10	11,697	2%
2034	40	59,026	10%
2035	32	76,911	13%
2036	27	43,721	8%
2037	32	64,028	11%
2038	35	37,331	7%
2039	4	6,893	1%
2040	3	6,521	1%
2041	31	16,941	3%
Thereafter	8	17,471	3%
	323	$482,320	84%

Note: This schedule excludes non-theatre tenant leases within the Company's entertainment districts, properties under development, land held for development, properties operated by the Company and investments in mortgage notes receivable.

(1) Rental revenue for the trailing twelve months ended March 31, 2022 includes lease revenue related to the Company's existing operating ground leases (leases in which the Company is a sub-lessor) as well as the gross-up of tenant reimbursed expenses recognized during the trailing twelve months ended March 31, 2022 in accordance with Accounting Standards Update (ASU) No. 2016-02 Leases (Topic 842).

Q1 2022 Supplemental	Page 21

TOP TEN CUSTOMERS BY PERCENTAGE OF TOTAL REVENUE
(UNAUDITED)

		PERCENTAGE OF TOTAL REVENUE
		FOR THE THREE MONTHS ENDED
	CUSTOMERS	MARCH 31, 2022

1.	AMC Theatres	14.9%
2.	Topgolf	14.2%
3.	Regal Entertainment Group	13.5%
4.	Cinemark	6.8%
5.	Vail Resorts	4.4%
6.	VSS Southern	3.5%
7.	Camelback Resort	3.4%
8.	Resorts World	3.0%
9.	Six Flags	2.5%
10.	Creme de la Creme	2.4%

	Total	68.6%

Q1 2022 Supplemental	Page 22

GUIDANCE
(UNAUDITED, DOLLARS IN MILLION, EXCEPT PER SHARE DATA)

MEASURE		2022 GUIDANCE
	YTD ACTUALS	CURRENT			PRIOR
Investment spending	$24.4	$500.0	to	$700.0	$500.0	to	$700.0
Disposition proceeds and mortgage note payoff	$—	$—	to	$10.0	$—	to	$10.0
Percentage rent and participating interest income	$3.4	$9.0	to	$13.0	$8.0	to	$12.0
General and administrative expense	$13.2	$50.0	to	$53.0	$49.0	to	$52.0
FFO per diluted share	$1.09	$4.33	to	$4.49	$4.24	to	$4.44
FFO as adjusted (FFOAA) per diluted share	$1.10	$4.39	to	$4.55	$4.30	to	$4.50

RECONCILIATION FROM NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF EPR PROPERTIES (PER DILUTED SHARE):	YTD ACTUALS	2022 GUIDANCE
Net income available to common shareholders of EPR Properties	$0.48	$2.09	to	$2.25
Impairment of real estate investments, net	0.06	0.06
Real estate depreciation and amortization	0.53	2.13
Allocated share of joint venture depreciation	0.02	0.09
Impact of Series C and Series E Dilution, if applicable	—	(0.04)
FFO available to common shareholders of EPR Properties	$1.09	$4.33	to	$4.49
Transaction costs	0.03	0.07
Gain on insurance recovery (included in other income)	(0.01)	(0.01)
Impact of Series C and Series E Dilution, if applicable	(0.01)	—
FFO as adjusted (FFOAA) available to common shareholders of EPR Properties	$1.10	$4.39	to	$4.55

Note: This schedule includes future estimates for which the Company can give no assurance as to timing or amounts. See cautionary statement concerning forward-looking statements on page 3.

Q1 2022 Supplemental	Page 23

DEFINITIONS - NON-GAAP FINANCIAL MEASURES

EBITDAre
The National Association of Real Estate Investment Trusts (“NAREIT”) developed EBITDAre as a relative non-GAAP financial measure of REITs, independent of a company's capital structure, to provide a uniform basis to measure the enterprise value of a company. Pursuant to the definition of EBITDAre by the Board of Governors of NAREIT, the Company calculates EBITDAre as net income (loss), computed in accordance with GAAP, excluding interest expense (net), income tax expense (benefit), depreciation and amortization, gains and losses from disposition of real estate, impairment losses on real estate, costs associated with loan refinancing or payoff and adjustments for unconsolidated partnerships, joint ventures and other affiliates. Management provides EBITDAre herein because it believes this information is useful to investors as a supplemental performance measure as it can help facilitate comparisons of operating performance between periods and with other REITs. The Company's method of calculating EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered an alternative to net income (loss) or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

ADJUSTED EBITDAre
Management uses Adjusted EBITDAre in its analysis of the performance of the business and operations of the Company. Management believes Adjusted EBITDAre is useful to investors because it excludes various items that management believes are not indicative of operating performance, and that it is an informative measure to use in computing various financial ratios to evaluate the Company. The Company defines Adjusted EBITDAre as EBITDAre (defined above) for the quarter excluding gain on insurance recovery, severance expense, credit loss (benefit) expense, transaction costs, impairment losses on operating lease right-of-use assets and prepayment fees. This number for the quarter is then multiplied by four to get an annual amount. Additionally, for the year ended December 31, 2020, Adjusted EBITDAre was further adjusted to add back prior period receivable write-offs related to certain theatre tenants placed on cash basis or receiving abatements during the respective periods.

The Company's method of calculating Adjusted EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Adjusted EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered as an alternative to net income (loss) or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

NET DEBT
Net Debt represents debt (reported in accordance with GAAP) adjusted to exclude deferred financing costs, net and reduced for cash and cash equivalents. By excluding deferred financing costs, net and reducing debt for cash and cash equivalents on hand, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding its financial condition. The Company's method of calculating Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

NET DEBT TO ADJUSTED EBITDAre RATIO AND NET DEBT TO GROSS ASSETS RATIO
Net Debt to Adjusted EBITDAre Ratio and Net Debt to Gross Asset Ratio are supplemental measures derived from non-GAAP financial measures that the Company uses to evaluate its capital structure and the magnitude of its debt against its operating performance. The Company believes that investors commonly use versions of these ratios in a similar manner. In addition, financial institutions use versions of these ratios in connection with debt agreements to set pricing and covenant limitations. The Company's method of calculating Net Debt to Adjusted EBITDAre Ratio and Net Debt to Gross Assets Ratio may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Q1 2022 Supplemental	Page 24

FUNDS FROM OPERATIONS (“FFO”) AND FFO AS ADJUSTED
NAREIT developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP and management provides FFO herein because it believes this information is useful to investors in this regard. FFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to GAAP net income (loss) available to common shareholders and earnings per share. Pursuant to the definition of FFO by the Board of Governors of NAREIT, the Company calculates FFO as net income (loss) available to common shareholders, computed in accordance with GAAP, excluding gains and losses from disposition of real estate and impairment losses on real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. The Company has calculated FFO for all periods presented in accordance with this definition. In addition, the Company presents FFO as adjusted. Management believes it is useful to provide FFO as adjusted as a supplemental measure to GAAP net income (loss) available to common shareholders and earnings per share. FFO as adjusted is FFO plus costs associated with loan refinancing or payoff, transaction costs, severance expense, preferred share redemption costs, impairment of operating lease right-of-use assets and credit loss (benefit) expense, and by subtracting gain on insurance recovery and deferred income tax expense (benefit). FFO and FFO as adjusted are non-GAAP financial measures. FFO and FFO as adjusted do not represent cash flows from operations as defined by GAAP and are not indicative that cash flows are adequate to fund all cash needs and are not to be considered an alternative to net income (loss) or any other GAAP measure as a measurement of the results of the Company's operations, cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO and FFO as adjusted the same way so comparisons with other REITs may not be meaningful.

ADJUSTED FUNDS FROM OPERATIONS (“AFFO”)
In addition to FFO, the Company presents AFFO by adding to FFO costs associated with loan refinancing or payoff, transaction costs, credit loss (benefit) expense, severance expense, preferred share redemption costs, impairment of operating lease right-of-use assets, termination fees associated with tenants' exercises of public charter school buy-out options, non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense to management and trustees and amortization of above and below market leases, net and tenant allowances and by subtracting maintenance capital expenditures (including second generation tenant improvements and leasing commissions), straight-lined rental revenue (removing the impact of straight-line ground sublease expense), non-cash portion of mortgage and other financing income, gain on insurance recovery and deferred income tax (benefit) expense. AFFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to GAAP net income (loss) available to common shareholders and earnings per share and management provides AFFO herein because it believes this information is useful to investors in this regard. AFFO is a non-GAAP financial measure. AFFO does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income (loss) or any other GAAP measure as a measurement of the results of the Company's operations or its cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate AFFO the same way so comparisons with other REITs may not be meaningful.

INTEREST COVERAGE RATIO
The interest coverage ratio is calculated as the interest coverage amount divided by interest expense, gross. The Company calculates the interest coverage amount by adding to net income (loss) impairment charges, credit loss (benefit) expense, transaction costs, interest expense, gross (including interest expense in discontinued operations), severance expense, depreciation and amortization, share-based compensation expense to management and trustees and costs associated with loan refinancing or payoff; subtracting interest cost capitalized, straight-line rental revenue, gain on early extinguishment of debt, gain (loss) on sale of real estate from continuing and discontinued operations, gain on insurance recovery, gain on previously held equity interest, gain on early extinguishment of debt, prepayment fees and deferred income tax benefit (expense). The Company calculates interest expense, gross, by adding to interest expense, net, interest income and interest cost capitalized. The Company considers the interest coverage ratio to be an appropriate supplemental measure of a company’s ability to meet its interest expense obligations and management believes it is useful to investors in this regard. The Company's calculation of the interest coverage ratio may be different from the calculation used by other companies, and therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

Q1 2022 Supplemental	Page 25

FIXED CHARGE COVERAGE RATIO
The fixed charge coverage ratio is calculated in exactly the same manner as the interest coverage ratio, except that interest expense, gross and preferred share dividends are also added to the denominator. The Company considers the fixed charge coverage ratio to be an appropriate supplemental measure of a company’s ability to make its interest and preferred share dividend payments and management believes it is useful to investors in this regard. The Company's calculation of the fixed charge coverage ratio may be different from the calculation used by other companies and, therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

DEBT SERVICE COVERAGE RATIO
The debt service coverage ratio is calculated in exactly the same manner as the interest coverage ratio, except that interest expense, gross and recurring principal payments are also added to the denominator. The Company considers the debt service coverage ratio to be an appropriate supplemental measure of a company’s ability to make its debt service payments and management believes it is useful to investors in this regard. The Company's calculation of the debt service coverage ratio may be different from the calculation used by other companies and, therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

Q1 2022 Supplemental	Page 26

Appendix to Supplemental Operating and Financial Data
Reconciliation of Certain Non-GAAP Financial Measures
First Quarter Ended March 31, 2022

Q1 2022 Supplemental	Page 27

CALCULATION OF INTEREST, FIXED CHARGE AND DEBT SERVICE COVERAGE RATIOS
(UNAUDITED, DOLLARS IN THOUSANDS)
INTEREST COVERAGE RATIO (1):	1ST QUARTER 2022	4TH QUARTER 2021	3RD QUARTER 2021	2ND QUARTER 2021	1ST QUARTER 2021	4TH QUARTER 2020
Net income (loss)	$42,192	$44,557	$32,117	$18,552	$3,380	$(19,977)
Impairment charges	4,351	—	2,711	—	—	22,832
Transaction costs	2,247	60	2,132	662	548	814
Credit loss (benefit) expense	(306)	(2,295)	(14,096)	(2,819)	(2,762)	20,312
Interest expense, gross	33,483	34,251	36,841	38,869	39,854	43,341
Severance expense	—	—	—	—	—	2,868
Depreciation and amortization	40,044	40,294	42,612	40,538	40,326	42,014
Share-based compensation expense
to management and trustees	4,245	3,685	3,759	3,675	3,784	3,437
Costs associated with loan refinancing or payoff	—	20,469	4,741	—	241	812
Interest cost capitalized	(200)	(225)	(233)	(514)	(595)	(404)
Straight-line rental revenue	(595)	(1,974)	(981)	(1,420)	(1,289)	(898)
Gain on sale of real estate	—	(16,382)	(787)	(511)	(201)	(49,877)
Gain on insurance recovery	(552)	(1,151)	—	—	(30)	(809)
Interest coverage amount	$124,909	$121,289	$108,816	$97,032	$83,256	$64,465

Interest expense, net	$33,260	$34,005	$36,584	$38,312	$39,194	$42,838
Interest income	23	21	24	43	65	99
Interest cost capitalized	200	225	233	514	595	404
Interest expense, gross	$33,483	$34,251	$36,841	$38,869	$39,854	$43,341

Interest coverage ratio	3.7	3.5	Footnote 2	Footnote 2	Footnote 2	Footnote 2

FIXED CHARGE COVERAGE RATIO (1):
Interest coverage amount	$124,909	$121,289	$108,816	$97,032	$83,256	$64,465

Interest expense, gross	$33,483	$34,251	$36,841	$38,869	$39,854	$43,341
Preferred share dividends	6,033	6,034	6,033	6,033	6,034	6,034
Fixed charges	$39,516	$40,285	$42,874	$44,902	$45,888	$49,375
Fixed charge coverage ratio	3.2	3.0	Footnote 2	Footnote 2	Footnote 2	Footnote 2

DEBT SERVICE COVERAGE RATIO (1):
Interest coverage amount	$124,909	$121,289	$108,816	$97,032	$83,256	$64,465
Interest expense, gross	$33,483	$34,251	$36,841	$38,869	$39,854	$43,341
Recurring principal payments	—	—	—	—	—	—
Debt service	$33,483	$34,251	$36,841	$38,869	$39,854	$43,341
Debt service coverage ratio	3.7	3.5	Footnote 2	Footnote 2	Footnote 2	Footnote 2
(1) See pages 24 through 26 for definitions.
(2) Not presented as this ratio for this period is not meaningful given the disruption caused by COVID-19 and the associated accounting for tenant rent deferrals and other lease modifications.

Q1 2022 Supplemental	Page 28

RECONCILIATION OF INTEREST COVERAGE AMOUNT TO NET CASH PROVIDED BY OPERATING ACTIVITIES
(UNAUDITED, DOLLARS IN THOUSANDS)

The interest coverage amount per the table on page 28 is a non-GAAP financial measure and should not be considered an alternative to any GAAP liquidity measures. It is most directly comparable to the GAAP liquidity measure, “Net cash provided by operating activities,” and is not directly comparable to the GAAP liquidity measures, “Net cash used by investing activities” and “Net cash provided by financing activities.” The interest coverage amount can be reconciled to “Net cash provided by operating activities” per the consolidated statements of cash flows as follows:

	1ST QUARTER 2022	4TH QUARTER 2021	3RD QUARTER 2021	2ND QUARTER 2021	1ST QUARTER 2021	4TH QUARTER 2020

Net cash provided by operating activities	$128,087	$70,501	$95,624	$62,494	$78,306	$5,795

Equity in loss from joint ventures	(106)	(2,059)	(418)	(1,151)	(1,431)	(1,364)
Distributions from joint ventures	—	—	—	—	(90)	—
Amortization of deferred financing costs	(2,071)	(2,335)	(2,210)	(1,574)	(1,547)	(1,823)
Amortization of above and below market leases, net and tenant allowances	87	92	98	99	96	96
Changes in assets and liabilities, net:
Amortization of operating lease assets and liabilities	49	172	146	113	120	230
Mortgage notes and related accrued interest receivable	(310)	(557)	(154)	423	(280)	3,297
Accounts receivable	(17,424)	(1,177)	(10,692)	(6,265)	(18,687)	4,422
Other assets	5,861	(642)	(4,396)	(1,003)	7,323	(367)
Accounts payable and accrued liabilities	(15,132)	14,164	(7,230)	2,716	(997)	404
Unearned rents and interest	(9,067)	11,018	289	3,583	(18,075)	9,312
Straight-line rental revenue	(595)	(1,974)	(981)	(1,420)	(1,289)	(898)
Interest expense, gross	33,483	34,251	36,841	38,869	39,854	43,341
Interest cost capitalized	(200)	(225)	(233)	(514)	(595)	(404)
Transaction costs	2,247	60	2,132	662	548	814
Severance expense (cash portion)	—	—	—	—	—	1,610
Interest coverage amount (1)	$124,909	$121,289	$108,816	$97,032	$83,256	$64,465

Net cash (used) provided by investing activities	$(25,035)	$41,339	$(12,711)	$3,128	$(29,894)	$204,883

Net cash (used) provided by financing activities	$(66,293)	$28,595	$(446,643)	$(96,195)	$(532,435)	$(170,716)

(1) See pages 24 through 26 for definitions.

Q1 2022 Supplemental	Page 29

RECONCILIATION OF EBITDAre AND ADJUSTED EBITDAre
(UNAUDITED, DOLLARS IN THOUSANDS)
ADJUSTED EBITDAre (3):	1ST QUARTER 2022	4TH QUARTER 2021	3RD QUARTER 2021	2ND QUARTER 2021	1ST QUARTER 2021	4TH QUARTER 2020
Net income (loss)	$42,192	$44,557	$32,117	$18,552	$3,380	$(19,977)
Interest expense, net	33,260	34,005	36,584	38,312	39,194	42,838
Income tax expense	318	397	395	398	407	402
Depreciation and amortization	40,044	40,294	42,612	40,538	40,326	42,014
Gain on sale of real estate	—	(16,382)	(787)	(511)	(201)	(49,877)
Impairment of real estate investments, net	4,351	—	2,711	—	—	22,832
Costs associated with loan refinancing or payoff	—	20,469	4,741	—	241	812
Allocated share of joint venture depreciation	1,487	1,561	966	459	354	361
Allocated share of joint venture interest expense	1,121	1,145	981	846	789	872
EBITDAre	$122,773	$126,046	$120,320	$98,594	$84,490	$40,277
Gain on insurance recovery (1)	(552)	(1,151)	—	—	(30)	(809)
Severance expense	—	—	—	—	—	2,868
Transaction costs	2,247	60	2,132	662	548	814
Credit loss (benefit) expense	(306)	(2,295)	(14,096)	(2,819)	(2,762)	20,312
Accounts receivable write-offs from prior periods (2)	—	—	—	—	—	4,301
Straight-line receivable write-offs from prior periods (2)	—	—	—	—	—	870
Adjusted EBITDAre	$124,162	$122,660	$108,356	$96,437	$82,246	$68,633
Adjusted EBITDAre (annualized) (4)	$496,648	$490,640	Footnote 5	Footnote 5	Footnote 5	Footnote 5

See footnotes on following page.

Q1 2022 Supplemental	Page 30

(1) Included in other income in the consolidated statements of income (loss) in the Company's Annual Reports on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Reconciliation is as follows:
	1ST QUARTER 2022	4TH QUARTER 2021	3RD QUARTER 2021	2ND QUARTER 2021	1ST QUARTER 2021	4TH QUARTER 2020
Income (loss) from settlement of foreign currency swap contracts	$45	41	39	(28)	52	110
Gain on insurance recovery	552	1,151	—	—	30	809
Operating income from operated properties	8,648	7,815	7,860	848	295	45
Fee income	—	—	187	—	—	—
Miscellaneous income	60	7	5	213	301	4
Other income	$9,305	$9,014	$8,091	$1,033	$678	$968

(2) Included in rental revenue from continuing operations in the consolidated statements of income (loss) in the Company's Annual Reports on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Reconciliation is as follows:
	1ST QUARTER 2022	4TH QUARTER 2021	3RD QUARTER 2021	2ND QUARTER 2021	1ST QUARTER 2021	4TH QUARTER 2020
Minimum rent	$130,275	$123,463	$114,375	$107,100	$94,190	$79,342
Accounts receivable write-offs from prior periods	—	—	—	—	—	(4,301)
Tenant reimbursements	5,001	4,712	4,187	5,000	4,822	4,831
Percentage rent	3,443	6,851	3,149	2,016	2,030	3,040
Straight-line rental revenue	595	1,974	981	1,420	1,289	1,768
Straight-line write-offs from prior periods	—	—	—	—	—	(870)
Other rental revenue	289	345	348	347	283	201
Rental revenue	$139,603	$137,345	$123,040	$115,883	$102,614	$84,011

(3) See pages 24 through 26 for definitions.
(4) Adjusted EBITDAre for the quarter is multiplied by four to calculate an annualized amount.
(5) Not presented as this metric is not meaningful given the disruption caused by COVID-19 and the associated accounting for tenant rent deferrals and other lease modifications.

Q1 2022 Supplemental	Page 31